                                                                 EXHIBIT 28 (a)

                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form 11-K

(Mark One)

        [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               For the fiscal year ended January 31, 1996

        OR

        [ ] TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

               For the transition period from __________ to __________

               Commission file number __________

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plan)

                 Science Applications International Corporation

              10260 Campus Point Drive, San Diego, California 92121
               (Name of issuer of the securities held pursuant to
           the plan and the address of its principal executive office)


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                                   SIGNATURES

        The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Science Applications International Corporation Stock Purchase Plan Committee have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SCIENCE APPLICATIONS
                                              INTERNATIONAL CORPORATION
                                              EMPLOYEE STOCK PURCHASE PLAN

Date:      April 4, 1996                      BY:  s/Anne Maharry
                                                   --------------
                                                   Anne Maharry
                                                   Science Applications
                                                   International Corporation
                                                   Employee Stock Purchase
                                                   Plan Committee





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                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                          Index To Financial Statements

                                                                        Page
                                                                        ----

Report of Independent Accountants                                       F-2

Financial Statements:

        Statement of Net Assets Available
         for Benefits as of January 31, 1996 and 1995                   F-3

        Statement of Changes in Net Assets
         Available for Benefits for the years ended
         January 31, 1996, 1995, and 1994                               F-4

        Notes to Financial Statements                                   F-5

Schedules:

        None

        All schedules are omitted because they are not applicable or the required information is shown in the Financial Statements or the notes thereto.

                                      F - 1


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                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Employee Stock Purchase Plan Committee and Participants of the Science Applications International Corporation Employee Stock Purchase Plan:

In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the net assets available for benefits of the Science Applications International Corporation Employee Stock Purchase Plan at January 31, 1996 and 1995, and the changes in net assets available for benefits for each of the three years in the period ended January 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
San Diego, California
April 4, 1996

                                      F - 2


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                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                 Statement of Net Assets Available for Benefits



                                                           ==============      ==============
                                                              1/31/96             1/31/95
                                                           ==============      ==============
ASSETS:

  Investments at fair value:

    SAIC Class A Common Stock                              $    2,497,000      $    3,229,000
        (Cost $2,332,000 and  $3,018,000 respectively)

  Receivables:

    Participant contributions withheld                          1,360,000              696,000

    Employer contributions receivable                              72,000              37,000
                                                           --------------      --------------

Net Assets Available for Benefits                          $    3,929,000      $    3,962,000
                                                           ==============      ==============




                       See accompanying notes to financial statements.

                                      F - 3


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                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                  Statement of Changes in Net Assets Available for Benefits


                                                                               Year Ended
                                                            ===========        ===========        ===========
                                                              1/31/96            1/31/95            1/31/94
                                                            ===========        ===========        ===========
Unrealized appreciation of
  investments in SAIC Common Stock                          $   164,000        $   210,000        $   242,000

Realized appreciation of shares distributed                     116,000                  0                  0

Participant contributions                                     5,263,000          3,958,000          3,061,000

Employer contributions                                          279,000            210,000            163,000

Benefits paid                                                (5,855,000)        (3,782,000)        (2,668,000)
                                                            -----------        -----------        -----------
Decrease/Increase in net assets                                 (33,000)           596,000            798,000

Net assets at beginning of year                               3,962,000          3,366,000          2,568,000
                                                            -----------        -----------        -----------

Net Assets at End of Year                                   $ 3,929,000        $ 3,962,000        $ 3,366,000
                                                            ===========        ===========        ===========



                 See accompanying notes to financial statements.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

NOTE A - PLAN DESCRIPTION

        The Science Applications International Corporation Employee Stock Purchase Plan (the "Plan") is a three year plan the purpose of which is to secure for Science Applications International Corporation (the "Company") and its stockholders the benefits inherent in the ownership of capital stock of the Company by employees of the Company and its subsidiaries. The Plan is intended to provide to all eligible employees of the Company and designated subsidiaries an opportunity to purchase shares of Class A Common Stock through payroll deductions. It is intended that the Plan shall qualify under Section 423(b) of the Internal Revenue Code. The 1995 Employee Stock Purchase Plan became effective on July 14, 1995 and will terminate on July 31, 1998. The Plan is a successor plan to the 1993 Employee Stock Purchase Plan which terminated on July 31, 1995. All shares purchased under the 1993 Plan were distributed to participants or repurchased by the Company. The plans are identical except for the number of shares reserved for issuance. The financial statements reflect the net assets available for benefits and changes in net assets available for benefits of the 1995 Plan as well as the 1993 Plan. Each participant is furnished with a copy of the complete Plan before electing to participate in the Plan.

        Science Applications International Corporation is the Trustee under the Plan. No trustee fees have ever been paid by the Plan. No bonds of any nature are furnished to the Plan by the Trustee, its officers or employees. The Plan is administered by the Employee Stock Purchase Plan Committee (the "Committee") whose members are appointed by the Company's Board of Directors to serve at the discretion of the Board. The members of the Committee do not act in the capacity of trustees. The members of the Committee receive no compensation from the Plan for services rendered in connection therewith. The members of the committee as of January 31, 1996 are: A. Maharry, W. Reed, W.A. Roper. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

        At predetermined purchase dates during the year, the Trustee purchases for the account of each participant the whole number of shares of the Company's Class A Common Stock (the "Common Stock") which may be acquired from funds available in the participant's Stock Purchase Account, together with the Company's 5% contribution described below. The authority to control and manage the operation and administration of the Plan is vested in the Stock Purchase Plan Committee. Generally, all employees of the Company and its affiliates who have adopted the Plan are eligible to participate in the Plan. Employees may contribute to the Plan by authorizing payroll deductions in amounts equal to 3% or more, up to a maximum of 10%, of their base compensation. These contributions are allocated to the Stock Purchase Accounts of the respective participants. No interest is paid on amounts in the participants' Stock Purchase Accounts.

                                      F - 5
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        Purchases of SAIC's Common Stock are made in the limited secondary market or from the Company. There is no general public market for the Common Stock. However, the Company has established and maintains a limited secondary market for the Common Stock through its wholly-owned subsidiary, Bull, Inc. This limited market permits stockholders to sell stock to employees, consultants, and directors of the Company who have been approved by the Board of Directors or the Operating Committee of the Board of Directors as being entitled to purchase an equity interest in the Company.

        The purchase price to be paid for shares of Common Stock is the prevailing fair market value (Note B). Of this price, 95% is paid out of the participant contributions, and 5% is paid or accrued by the Company. A participant is not entitled to purchase an amount of Common Stock having a fair market value, as measured on its purchase date, in excess of $25,000 in any calendar year pursuant to the Plan and any other employee stock purchase plans which may be adopted by the Company.

        A participant's interest in his account is 100% vested at all times. Shares of Common Stock acquired under the Plan will be issued to the participant prior to any record date established by the Company for any vote of its stockholders. Until distribution occurs, the shares are held by the Company, acting as Trustee, on behalf of the participants. Each participant is furnished with a statement of accounting at the time of any distribution.

        All shares of Common Stock purchased pursuant to the Plan are subject to the Company's right of repurchase upon the participant's termination of employment or affiliation with the Company. The repurchase price is the then prevailing Formula Price. Such shares are also subject to the Company's right of first refusal in the event that the participant desires to sell such shares other than in the limited market.

        Participants may withdraw the money held in their Stock Purchase Accounts at any time prior to the acquisition of shares of Common Stock therewith, although upon doing so the participant will no longer be eligible to re-enroll until the beginning of the next applicable plan year.

        The 1995 Employee Stock Purchase Plan will terminate on the earlier of July 31, 1998 or when 1,500,000 shares of Common Stock have been purchased pursuant to the Plan or at the discretion of the Company's Board of Directors. For the Plan year ended January 31, 1996, 132,701 shares of Common Stock were purchased by the 1995 Employee Stock Purchase Plan.

                                      F - 6


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NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

        The accompanying financial statements are prepared on the accrual basis of accounting.

Investment valuation and income, gains, and losses

        The fair value of Common Stock is determined using the fair market value pursuant to a stock price formula and valuation process which includes an appraisal prepared by an independent appraisal firm. Periodic determinations of fair market value of the Common Stock are made by the Board of Directors with the assistance of the independent appraisal firm. Periodic determinations of fair market value of the Common Stock are made by the Board of Directors, with the assistance of the independent appraisal firm. The Board of Directors reserves the right to alter the formula. Realized gains and losses on Common Stock are the difference between the fair market value when distributed and the original cost of the shares of Common Stock purchased during the year or the fair market value of shares held at the beginning of the year. Unrealized appreciation or depreciation is computed at the fair market value of the Common Stock held at the end of the year less the fair market value of the Common Stock held at the beginning of the year or acquisition cost for Common Stock acquired during the year. As of January 31, 1996 and 1995, the fair market value per share was $19.33 and $15.72, respectively, for Class A Common Stock. The number of shares held by the Plan was 129,155 and 205,380 on January 31, 1996 and 1995, respectively.

Benefits distributable

        Investments in Common Stock are distributed from the Plan after the end of the Plan's fiscal year. Benefits distributable at January 31, 1996 and 1995 were $2,497,000 and $3,229,000, respectively.

Administrative expenses of the Plan

        All expenses incurred in the administration of the Plan are paid out of the Plan assets unless the Company elects to pay such costs. During Plan years ended January 31, 1996, 1995, and 1994, the Company paid all administrative expenses of the Plan.

Contributions

        Participant contributions are accrued when the compensation from which the contribution is made is earned. Employer contributions are accrued when the corresponding participant's contributions are accrued.

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NOTE C - TAX STATUS AND FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS

        The Plan is not subject to federal income taxes and is intended to qualify under Section 423(b) of the Internal Revenue Code.

        No taxable income will be recognized by a participant in the Plan until the taxable year of sale or certain other dispositions of the shares of Common Stock acquired under the Plan.

                                      F - 8